Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Corporate Communications, Inc. (CCI)

941-792-1680

kevin.inda@cci-ir.com

H&E Equipment Services, Inc. Announces Consent Solicitation To The Holders Of Its 7% Senior Notes Due 2022 (CUSIP No. 404030 AD0)

BATON ROUGE, Louisiana – (April 21, 2016) – H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company”) today announced that it has commenced a consent solicitation (the “Consent Solicitation”) from holders (the “Holders”) of record as of 5:00 p.m., New York City time, on April 20, 2016 (the “Record Date”), of its 7% senior notes due 2022, CUSIP No. 404030 AD0 (the “Notes”) to obtain approval of a proposed amendment (the “Proposed Amendment”) to the indenture, dated as of August 20, 2012 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), under which the Notes were issued. The valid consent (which has not been revoked) of the Holders of at least a majority in aggregate principal amount of the outstanding Notes on the Record Date voting as a single class (the “Requisite Consent”) is required pursuant to the terms of the Indenture for the adoption of the Proposed Amendment. After receipt of the Requisite Consent, the Company may execute the supplemental indenture (the “Supplemental Indenture”) that will give effect to the Proposed Amendment.

The Proposed Amendment will provide for a dividend basket in the aggregate amount of $50 million per calendar year (with the unused amount in any calendar year being carried over to succeeding calendar years) under the restricted payments covenant of the Indenture so long as, at the time of declaration of such dividend, the Leverage Ratio (as defined in Supplemental Indenture) does not exceed 3.5x. The aggregate amount of dividends paid by the Company pursuant to the new dividend basket would reduce on a dollar-for-dollar basis the cumulative amount available to the Company for restricted payments under the “grower” basket of the Indenture. The complete terms and conditions of the consent solicitation are as set forth in the Company’s consent solicitation statement dated April 21, 2016 (the “Consent Solicitation Statement”), the accompanying consent form, and the other documents relating to the Consent Solicitation (together, the “Solicitation Documents”), to be distributed to Holders as of the Record Date for their consideration. Holders are urged to read the Solicitation Documents carefully.

Under the terms of the Indenture, the Company may only pay dividends if it meets the conditions set forth in, and has availability under, the “grower” basket (generally out of earnings, proceeds of equity sales or similar exogenous sources) or if there is availability under one of the other baskets under the Indenture.

The Proposed Amendment would add an annual basket of $50 million which would not be subject to the conditions to restricted payments or availability under the “grower” basket. Any dividends payable under the Proposed Amendment, would, however, be subject to the Company meeting the Leverage Ratio and would reduce, on a dollar-for-dollar basis, the cumulative amount available to the Company for restricted payments under the “grower” basket.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on May 4, 2016, unless extended or earlier terminated by the Company (the “Expiration Date”). In the event that certain conditions described in the Consent Solicitation Statement are satisfied or waived, the Requisite Consent is received prior to the Expiration Date and the Supplemental Indenture is executed and becomes effective, then the Company will pay to the Holders as of the Record Date who have validly delivered consents prior to the Expiration Date (and have not revoked such consents) a cash payment equal to $7.50 per $1,000 principal amount of the Notes (the “Consent Consideration”) for which consents have been validly delivered prior to the Expiration Date (and not revoked) by such Holders. Consents may be revoked at any time prior to the date the Supplemental Indenture is executed and becomes effective (which is expected to be promptly after receipt of the Requisite Consent) but not thereafter. Once the Supplemental Indenture becomes effective, it will be binding on all Holders whether or not they delivered a consent to the Proposed Amendment. Holders whose consents are not validly delivered and received prior to the Expiration Date will not be entitled to receive any Consent Consideration.

D.F. King and Company, Inc. is the Information and Tabulation Agent for the Consent Solicitation. Copies of the Solicitation Documents may be obtained by Holders from D.F. King and Company, Inc. at (800) 499-8159.

J.P. Morgan Securities LLC is the Solicitation Agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to J.P. Morgan Securities LLC at (toll-free) (866) 834-4666 or (collect) (212) 834-2494.

None of the Company, the Guarantors, the Trustee, the Information and Tabulation Agent nor the Solicitation Agent makes any recommendation as to whether or not the Holders should consent to the adoption of the Proposed Amendment.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS.

THE CONSENT SOLICITATION IS BEING MADE ONLY PURSUANT TO THE SOLICITATION DOCUMENTS THAT THE INFORMATION AND TABULATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES ON THE RECORD DATE. HOLDERS OF THE NOTES SHOULD READ CAREFULLY THE SOLICITATION DOCUMENTS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSENT SOLICITATION, BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONSENT SOLICITATION.

About H&E Equipment Services, Inc.

The Company is one of the largest integrated equipment services companies in the United States with 77 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and services operations.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction and industrial activity in the markets where we operate in North America; (2) our inability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty on the markets we serve; (3) the impact of conditions of the global credit and commodity markets and their effect on construction spending activity and the economy in general; (4) relationships with equipment suppliers; (5) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (6) our indebtedness; (7) risks associated with the expansion of our business; (8) our possible inability to effectively integrate any businesses we acquire; (9) competitive pressures; (10) compliance with laws and regulations, including those relating to environmental matters and corporate governance matters; and (11) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.